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                                                                   EXHIBIT 10.9

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT is made as of the 1st day of July 1993 between Snyder Communications, L.P., a Delaware limited partnership (the "Company"), and Susan Lynn Marentis (the "Employee").

                                    RECITAL

         The Company desires to employ the Employee, and the Employee desires to accept such employment by the Company on the terms and conditions set forth herein.

         NOW, THEREFORE, the parties agree as follows:

    1.    Employment.   The Company hereby employs the Employee to serve as
Vice President of Marketing, and the Employee hereby accepts such employment by the Company, on the terms and conditions set forth in this Agreement.

    2.    Duties.   The Employee will perform such marketing and other duties
and responsibilities commensurate with her position as may from time to time be assigned to the Employee by the Company.

    3.    Commitment.

          (a) The Employee will devote her entire business time, attention and energies and her best efforts to the performance of her duties and responsibilities under this Agreement. During the term of the Employee's employment, the Employee will not engage in any other business activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage; provided, however, that the Employee may invest her personal assets in businesses which
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do not compete with the Company, so long as any participation is solely that of a passive investor. Notwithstanding the foregoing, the Employee may teach one class per school semester which meets at night or otherwise outside of customary business hours.

          (b) The Employee represents and warrants to the Company that she is able to enter into this Agreement and that such ability is not limited or restricted by any agreements or understandings between the Employee and any other person. For the purposes of this Agreement, the term "person" means any natural person, corporation, partnership, unincorporated association or other entity of any nature.

    4.    Compensation.

          (a) For all services rendered by the Employee to the Company, the Company will pay to the Employee a base biweekly salary of $2,884.62.

          (b) In addition to the base salary provided for in Section 4(a), the Employee shall be entitled to receive the following incentive payments (the "Incentive Payments") to be paid in accordance with the terms of
Section 4(d):

                    (i) In the event the Recognized Income (as defined in Section 4(c) during any Employment Year (as defined in Section 4(e) equals or exceeds $1,440,000 and is less than $2,165,000, then the Employee will be entitled to receive an incentive payment of $31,000.

                    (ii) In the event the Recognized Income during any Employment Year equals or exceeds $2,165,000 and is less than $2,890,000, then the Employee will be entitled to receive an additional incentive payment of $31,000.





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                    (iii)     In the event the Recognized Income during any
Employment Year equals or exceeds $2,890,000 and is less than $4,500,000, then the Employee will be entitled to receive an additional incentive payment of $63,000.

                    (iv) In the event the Recognized Income during any Employment Year equals or exceeds $4,500,000, and is less than $5,950,000 then the Employee will be entitled to receive an additional incentive payment of $63,000.

                    (v) In the event the Recognized Income during any Employment Year equals or exceeds $5,950,000, then the Employee will be entitled to receive an additional incentive payment of $63,000.

          (c) For the purposes of this Agreement, the "Recognized Income" shall be computed in the manner described in this section 4(c). From time to time the Employee shall give written notice to Michele Snyder (or such other person as the Company may designate in writing) that she believes executed contracts entered into by the Company for wall media and product sampling/coupons or any other business the Company assigns to the Employee should be designated as the "Employee's Contracts." The Company shall, within 30 days after receiving such written notice, determine, in its sole discretion, whether to designate such contracts as "Employee Contracts" and shall notify the Employee of its decision. Although the determination as to which contracts are designated the Employee's Contracts shall be made by the Company in its sole discretion, the Company agrees that it will, in considering whether to so designate any contract, evaluate whether the contract was entered into principally as a result of the efforts of the Employee. A contract designated as an Employee's Contract shall be considered an Employee's





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Contract only for the term stated in the original executed contract.  Any renewals or extensions thereof shall not be deemed to be an Employee's Contract unless the Company explicitly provides in writing that such renewed or extended Contract shall be designated as an Employee's Contract. With respect to every contract designated an Employee's Contract, the Recognized Income for any Employment Year equals the amount of revenue to be recognized by the Company in accordance with the terms of the contract during such Employment Year (less any commissions and fees paid to advertising agencies or other client representatives performing similar functions).

          (d) The Incentive Payments required by each of the bonus levels set forth in Sections 4(b)(i), 4(b)(ii), 4(b)(iii) and 4(b)(iv) shall begin to be paid only if the amounts payable under the Employee's Contracts exceeds the minimum Recognized Income specified in such section. The Employee shall be paid pro rata amounts of each Incentive Payment specified in Section 4(b) ten days after receipt of such amounts by the Company based on the ratio of the cash received by the Company pursuant to the Employee's Contract in excess of the minimum amount in the applicable bonus level set forth in Section 4(b) to the total size of such bonus level.

          (e) For the purposes of this Agreement, the term "Employment Year" means the period of twelve consecutive months commencing on January 1, 1994 through December 31, 1994, and each subsequent period of 12 consecutive months.

          (f) The payment of all compensation to the Employee will be subject to tax and other required withholdings.





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    5.    Benefits.  The Employee shall be entitled to all benefits generally available to employees of the Company. The Company shall in addition provide two months in temporary lodging expenses for the employee. The Company shall supply during the employee's first two months in the Bethesda office a Company car.

    6. Expense Reimbursement. Upon receipt of appropriate documentation, the Company will reimburse the Employee not less frequently than monthly for her reasonable travel, lodging, entertainment and other ordinary and necessary business expenses incurred in the course of her duties on behalf of the Company.

    7. Term of Employment. The Employee is an employee at will and may be terminated at any time with or without cause. If the Employee is terminated for any reason other than for willfully engaging in misconduct, the Employee shall be entitled to receive 100% of the Incentive Payments to which she would have been entitled pursuant to Section 4 if she had continued to be employed by the Company, which amounts shall be paid to the Employee at the times specified in Section 4(d).

    8. Nonsolicitation and Noncompetition. (a) For a period of 12 months following termination of her employment for any reason, whether voluntary or involuntary, with or without cause, the Employee agrees that she will not, anywhere in the continental United States of America:

          (a) Induce or attempt to induce any of the Company's employees to terminate their employment with the Company; or





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          (b)       Use any of the Company's Confidential Information (as
defined in Section 9) for purposes of which the Company is engaged at the time of termination of employment, alone or for or through any person other than the Company; or

          (c) Notwithstanding the foregoing, in the event that (i) Daniel Snyder ceases to be Chief Executive Officer of the Company (a "Change of Control") and (ii) the Company terminates the employment of the Employee within six months after such Change in Control, then the noncompetition provision contained in paragraph (d) of this Section 8 shall be of no further force and effect.

          (d) Become employed, directly or indirectly, as an employee, vendor, contractor, joint-venturer or agent, by or with Whittle Communications, or MarketSource, or their respective affiliates, subsidiaries or joint-ventures, or organize, create, direct or manage as a principal any new venture engaged in the business of marketing or sale of wall media products, product sampling/couponing or services (or any other products or services marketed or sold by the Company at the time of termination of employment).

    9.    Confidentiality.

          (a) The Employee recognizes and acknowledges that to enable the Company to perform its services its clients furnish to the Company Confidential Information concerning their affairs; that the good will of the Company depends, among other things, upon its keeping information confidential and that unauthorized disclosure of the same may irreparably damage the Company; and that by reason of her duties at the Company, the Employee will come into possession of the Company's Confidential Information and into possession of Confidential





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Information furnished to the Company by its clients including, without limitation, the Confidential Information of clients to whom the Employee does not herself market or sell the Company products or services or Confidential Information which the Employee does not herself use. The Employee agrees that, except as required in her duties to the Company or as required by law, the Employee will not while employed by the Company and thereafter directly, indirectly or otherwise use, disseminate, disclose or communicate to third parties any precautions necessary to protect the loss or disclosure of any parties hereto stipulate that, as between them, the foregoing matters are important, material and confidential and gravely affect the successful conduct of the business of the Company, and the Company's good will, and that any breach of the terms of this Section 9 will be a material breach of this Agreement.

          (b) For the purposes of this Agreement, the term "Confidential Information" means knowledge or information not generally known in the advertising industry (and with respect to Confidential Information of Company clients, the industry in which such client conducts its business), including information conceived, discovered or developed by the Employee, which is made known to the Employee, over which the Employee exercised or exercises custody or possession in any form, or to which the Employee has access as a consequence of or through her employment by the Company, and which information is related to the Company's or its information relating to research, development, marketing strategies and pricing information, and clients' needs and desires with respect to advertising services.

          (c) The Employee agrees that the restrictions set forth in Sections 8 and 9 are reasonable, proper and necessitated by legitimate business interests of the Company and do not constitute an unlawful or unreasonable restraint upon the Employee's ability to earn a livelihood.





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The parties agree that in the event any of the restrictions in Sections 8 and
9, interpreted in accordance with the Agreement as a whole, are found to be unreasonable by a court of competent jurisdiction, such court shall determine the limits allowable by law and shall enforce the same.

          (d) The Employee acknowledges that it may be impossible to assess the monetary damages incurred by her violation of Sections 8 and 9 of this Agreement, and that violation of such provisions will cause irreparable injury to the Company. Accordingly, the Employee agrees that the Company will be entitled, in addition to all other rights and remedies which may be available, to an injunction enjoining and restraining the Employee and any other involved party from committing a violation of this Agreement. In addition, the Company will be entitled to such violation of the Agreement by the Employee and/or others. The Employee also agrees in the event the Company is successful in whole or in part in any legal action against the Employee under this Agreement, that the Company will be entitled to payment of all costs, including reasonable attorney's fees, from the Employee.

          (e) In the event the Company enforces this Agreement through a court order, the parties agree that the restrictions on the Employee following termination of employment shall remain in effect for a period of 18 consecutive months from the date of the court order enforcing this Agreement; conduct constituting a violation of this Agreement prior to the entry of such a court order, then the restrictions on the Employee following termination of employment set forth in Section 9 shall remain in effect for a period of 18 consecutive months from the date the Employee ceased such conduct.





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    10.   Return of the Company Property.  The Employee agrees that all the
Company equipment, documents, records, notes, customer lists, proposals, programs or other documents concerning or containing Confidential Information or Work Products, or both, including all copies thereof, and other documents and materials furnished to the Employee by the Company or relating to the business of the Company and/or any other person with which the Company does business and obtained by the Employee in the course of her employment, relating to the business or prospective business of the Company and/or any person with which the Company does business are and shall remain the exclusive property of the Company. The Employee will deliver the same to the Company upon demand therefor and in any event upon the termination of her employment for any reason. The Employee agrees that she will not make copies of any of the foregoing Company property without the written permission of the Company.

    11. Assignment of Work Product. All Work Products made or conceived by Employee, either solely or jointly with other person(s), whether or not during her hours of employment or with the use of the Company resources or facilities and whether or not using Confidential Information, during the term of her employment by the Company, shall be the sole and exclusive property of the Company. Employee shall execute any and all applications, certificates or other instruments which the Company shall deem necessary to register or to protect its rights in such Work Products.

    Employee acknowledges that the Work Products constitute "works made for hire" under the U.S. Copyright Laws, in which the Company shall be the copyright owner; however, in the event that any Work Products do not constitute "works made for hire." Employee hereby assigns her entire right and interest in such Work Products to the Company.





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    For the purposes of this Agreement, "Work Product" means works of authorship, inventions and ideas, including but not limited to marketing plans, business proposals, sales materials which relate to the business, of wall media products, product sampling/couponing or services or any other business in which the Company is engaged during Employee's employment by the Company.

    12. Notices. All notices and other communications required or permitted to be given by this Agreement shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified first class mail (return receipt requested) or sent by telefax numbers specified below, or to such other persons, addresses or telefax numbers as the party entitled to notice shall give to the other party from time to time, by like notice.

                 (i)     If to the Employee, to:
                                  14 Random Farms Dr.
                                  Chappaqua, New York  10514
                                  (914) 762-5729
                                  Attention:  Susan L. Marentis
                                  Telefax No.: ______________

                 (ii)    If to the Company, to:
                                  Snyder Communications, L.P.
                                  6903 Rockledge Drive
                                  Fifteenth Floor
                                  Bethesda, Maryland  20817
                                  Attention:  Daniel M. Snyder
                                  Telefax No.:  (301) 493-5165

    13. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.





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    14.   Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    15. Assignment. This Agreement shall not be assigned, by operation of law or otherwise, by either party without the prior written consent of the other party.

    16. Survival. The obligations of the Employee set forth in Sections 8, 9, 10 and 11 shall survive the termination of the Employee's employment for any reason.

    17. Waiver. The waiver by either party of a breach of any term or provision of this Agreement will not be construed as a waiver of any subsequent breach.

    18. Miscellaneous. This Agreement (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof; (ii) is not intended to and shall not confer upon any other person, other than the parties hereto, any rights or remedies with respect to the subject matter hereof; and (iii) shall be governed in all respects by the laws of the State of Maryland without regard to its laws and regulations relating to conflicts of laws.





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    IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Agreement as of the date first above written.


                                 Snyder Communications, L.P.
                                 By:  Snyder Communications, Inc.
                                 Its General Partner


By:  /s/ Susan Lynn Marentis     By:  /s/ Daniel M. Snyder
    -------------------------       ---------------------------
      Susan Lynn Marentis        Daniel M. Snyder, President & CEO








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